UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2015

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Jacksonville 140 Purchase and Sale Agreement

On February 27, 2015, Reven Housing Florida 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Jacksonville 140 Agreement”) with ADCIP, LLC, a Delaware limited liability company, and ADCIP II, LLC, a Delaware limited liability company (collectively, the “Jacksonville 140 Sellers”), to purchase a portfolio of up to 140 single-family homes located in the Jacksonville, Florida metropolitan area from the Jacksonville 140 Sellers. The Jacksonville 140 Sellers are unaffiliated with the Company. The agreement provides for a deposit of $94,176 within three business days of the execution of the agreement, and a total contract purchase price for the 140 properties of $9,417,682, including closing costs and subject to certain adjustments. The properties are on average 1,340 rental square feet with an average of three bedrooms and 1.5 bathrooms. 110 properties are subject to one-year leases with tenants, 20 properties subject to month to month leases with tenants, and the remaining 10 properties are vacant as of the date of this report.

For a period commencing on the effective date of the agreement and ending on June 30, 2015 (the “Due Diligence Period”), the Company may conduct inspections to determine whether the properties are suitable for the Company’s purposes, in the Company’s sole discretion, including, without limitation, whether there are any necessary repairs or improvements to bring the properties into compliance with the applicable local building code, if recommended. If the Company elects to proceed with the transaction after the expiration of the Due Diligence Period, and if the aggregate costs for such repairs do not exceed 5% of the purchase price, the Seller will, at its option, conduct the repairs at its cost or reduce the purchase price by the amount of such costs. If the aggregate costs of such repairs exceed 5% of the purchase price, the Buyer may, at its option, exclude some or all of the properties requiring repair, reduce the purchase price by 5% or terminate the Jacksonville 140 Agreement.

The agreement provides that the closing for the purchase of the properties is to occur within 3 days after the expiration of the Due Diligence Period. The Company’s purchase of the 140 single-family homes is subject the Company’s due diligence review of the properties and the Company’s receipt of the additional capital or financing commitments. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Jacksonville 140 Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: March 4, 2015	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer